UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2011 (December 27, 2011)

BioDrain Medical, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

333-155299	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2060 Centre Pointe Boulevard, Suite 7
Mendota Heights, Minnesota 55120
(Address of Principal Executive Offices and Zip Code)

(651) 389-4800 begin_of_the_skype_highlighting              (651) 389-4800      end_of_the_skype_highlighting
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

(a)           Entry into a Definitive Material Agreement

Effective December 22, 2011, BioDrain Medical Inc, entered into a bridge loan agreement with Dr. Samuel Herschkowitz and Joshua Kornberg of Atlantic Partners Alliance, for a Purchase Agreement.  In exchange for purchasing a $225,000 Promissory Note Dr. Herschkowitz received restricted stock certificates for 1,500,000 shares of Common Stock having a Market Value of not less than $225,000.
Since 1982, Samuel Herschkowitz, M.D. has been a known leader in the area of biotechnology, healthcare devices and Pharmaceutical development.  Throughout his career, Dr. Herschkowitz has participated in the development and financing of many biotechnology innovations and the creation of early healthcare companies.  He is one of the original founders of Theragenics Corporation that innovated the development of high energy, short duration, and radioactive seeds for the treatment of prostate cancer.  He is also a founder of Delcath Systems, a cancer delivery system that allows for the infusion of high dose chemotherapy to the targeted area of cancer growth.  He provided early seed investment capital and bridge financing for companies such as Perceptive Systems, Oncogene Sciences, Agouron Pharmaceuticals and, most recently, Serenity Pharmaceuticals.  Presently, Dr. Herschkowitz is the Chief Executive Officer and founder of Serenity.
Mr. Kornberg is President and founding partner of GPF, a private equity fund based in New York. Prior to founding GPF, Mr. Kornberg served as Chief Investment Officer of The Lightstone Group, a national private equity firm and Director of the Lightstone Value Plus REIT, a public company focused on commercial real estate. Mr. Kornberg served as Director of Acquisitions and Development at ARK Realty Investors, a real estate investment and development firm. He worked in the capital markets group at Morgan Stanley, and also served as Vice President at The RREEF Funds, one of the leading global pension fund advisors.
Atlantic Partners Alliance, founded in 2010, is a healthcare and biotechnology fund dedicated to bridge financing of companies in search of short term capital coupled with consulting expertise to help early stage companies develop business (public listings, sales, marketing, strategic development) and technical (regulatory, clinical staging, product evaluation) strategies.  The fund was co-founded by Dr. Samuel Herschkowitz and Joshua Kornberg.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Appointment of Officer or Director

Effective December 22, 2011, Albert Emola was elected to the Board of Directors of BioDrain Medical, Inc.  Mr. Emola has been in the healthcare industry for over thirty years and has served as President and CEO at both private and public companies, including StentTech Inc (2003-2008), Vital Images Inc (1999-2002) and FlexMedics Inc (1995-1999). Prior to this he was Vice President, Business Development for St. Jude Medical Inc (1985-1991). Mr. Emola began his career in marketing at Bristol-Myers/Squibb followed by marketing, strategic planning and business development positions at American Hospital Supply Corporation.  He has served on the Boards of DesignWise Medical, Vital Images Inc, StentTech Inc, Medafor Corporation and Enpath Medical Inc. He holds an MBA from Indiana University’s Kelley School of Business and a BS degree from the State University of New York. He is currently consulting with medical device start-ups and turnarounds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2011

BIODRAIN MEDICAL, INC.

By:	/s/ Kevin R. Davidson
Kevin R. Davidson
Chief Executive Officer,